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                                                                     EXHIBIT K.8


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This First Amendment to Credit Agreement (the "Amendment") is made as of October 28, 2005, by and between TORTOISE ENERGY CAPITAL CORPORATION, a Maryland corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

                             Preliminary Statements

         (a) The Bank and the Borrower are parties to a Credit Agreement dated as of October 18, 2005 (the "Credit Agreement").

         (b) The Borrower has requested that the maximum principal amount of the revolving credit facility under the Credit Agreement be increased from $65,000,000 to $75,000,000. The Bank is willing to agree to the foregoing request, subject, however, to the terms, conditions and agreements set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

         1. INCREASE IN REVOLVING CREDIT FACILITY. The references to "$65,000,000" in Section 2.1 of the Credit Agreement and in Section 2.2(a) of the Credit Agreement are deleted and are replaced by "$75,000,000".

         2. NEW NOTE. Contemporaneously with the execution and delivery of this Amendment, the Borrower, as maker, shall execute and deliver a new revolving credit note, in the stated principal amount of $75,000,000, in favor of the Bank, as payee (the "New Note"), which New Note shall amend, restate and replace the Revolving Credit Note, dated as of October 18, 2005, from the Borrower, as maker, to the Bank, as payee, in the stated principal amount of $65,000,000, and which New Note, as the same may be amended, renewed, restated, replaced or other consolidated from time to time, shall be the "Revolving Credit Note" referred to in the Credit Agreement.

         3. REAFFIRMATION OF CREDIT DOCUMENTS. The Borrower reaffirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank, as a material inducement to the Bank to enter into this Amendment, that (a) the Borrower has no, and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, any of the other Credit Documents, or the Bank's actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

         4. CONDITIONS PRECEDENT TO AMENDMENT. Except to the extent waived in a writing signed by the Bank and delivered to the Borrower, the Bank shall have no duties under this Amendment until the Bank shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Bank:

                  (a) AMENDMENT. This Amendment;

                  (b) NEW NOTE. The New Note; and

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                  (c) OTHER DOCUMENTS. Such other documents as the Bank may
         reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

         5. NO OTHER AMENDMENTS; NO WAIVER OF DEFAULT. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on parties in accordance with their respective terms. By entering into this Amendment, the Bank is not waiving any Default or Event of Default which may exist on the date hereof.

         6. COUNTERPARTS; FAX SIGNATURES. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

         7. GOVERNING LAW. This Amendment shall be governed by the same law that governs the Credit Agreement.

                          [signature page(s) to follow]

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         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


                                             TORTOISE ENERGY CAPITAL CORPORATION



                                             By:       /s/ Terry Matlack
                                                  ------------------------------
                                                  Name: Terry Matlack
                                                  Title: CFO

                                             U.S. BANK NATIONAL ASSOCIATION



                                             By:       /s/ Paul Tymosko
                                                 -------------------------------
                                                 Name: Paul Tymosko
                                                 Title: Vice President